Exhibit 10.1

Sales Agreement

Party A (seller):

Address：

Contact Person：

Contact phone number:

Party B (purchaser):

Address:

Contact Person:

Contact phone number:

According to the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, based on the principles of voluntariness, equality and fairness, and through friendly consultation between the two parties, have reached the following agreement on the purchase of gold products from Party B to Party A, and have entered into the present agreement for mutual observance.

I. List of products purchased and sold

As mutually confirmed by Party A and Party B, the details of the gold products purchased by Party B are as follows:

Product	fineness	Weight (grams)	Unit price (yuan/gram)	Amount of goods (dollars)
gold bullion	99.99%

Total amount of goods： ¥ ，(Upper case) RMB yuan

II. Payment for goods and settlement of payments

1. Total amount of goods

Party A and Party B confirm that the total amount of the payment for this shipment is: ¥ （Upper case: RMB yuan） 。

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2. Delivery and payment of goods

Party B shall pay the payment for the goods to Party A in accordance with this Agreement, and the payment methods include but are not limited to stocks, accounts receivable and so on.

After Party B receives the goods delivered by Party A, Party B shall inspect the specification, weight and color of the goods, and Party B’s acceptance confirmation shall be deemed to have completed the delivery of the goods after acceptance.

III. Designation of bank accounts by the parties

1. Party A’s account information

Bank account name：

Bank account number：

Account opening bank:

2. Party B’s account information

Bank account name:

Bank account number：

Account opening bank:

IV. Product acceptance

When Party A delivers the goods, Party B accepts the gold products in accordance with this agreement. If there is any objection, it should be raised before signing the acceptance, and after Party B signs the acceptance, it is regarded as the products are accepted. If Party B refuses to accept the goods without reasonable reasons, it is regarded as Party B’s default. The total amount of goods and the total amount of payment shall be subject to the actual acceptance. If A and B disagree on the color and weight of the delivered goods, it is agreed that the National Jewelry and Jade Quality Supervision and Inspection Center will do a third-party inspection on the samples jointly designated by A and B, and the report issued by the inspection department shall be the final test result.

V. Changes to the agreement

During the term of the agreement, if either party undergoes a change of circumstances (including, but not limited to, merger, demerger, reorganization of assets, change of major shareholders or de facto controllers, deterioration of business conditions, change of ability to pay, etc.), the counterparty shall have the right to request it to provide the appropriate written materials for clarification, and may, depending on the circumstances, change the content of the agreement and enter into a supplemental agreement.

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VI. Dispute resolution

Both parties in the process of fulfillment of the agreement, such as the occurrence of disputes, can be resolved through consultation, the consultation fails, either party can be sued in the people’s court in the location of the Party.

VII. validity clause and others

1、This agreement shall come into effect on the date when the legal representatives of A and B sign and stamp the official seal.

2、This Agreement shall be executed in duplicate, one for each party, and shall have the same legal effect.

3、The correspondence, faxes, telephone recordings, email records, microblogging records and related “warehouse receipt”, “gold product acceptance confirmation”, etc. confirmed by both parties will be regarded as part of this agreement and have the effect of the agreement.

4、Understanding matters, both parties may sign a separate supplemental agreement by consensus; the supplemental agreement has the same legal effect as this agreement.

(No text below)

Attachment: Confirmation of Acceptance of Gold Products

Party A (stamp):

Legal representative (signature):

Date of signing:

Party B (stamp):

Legal representative (signature):

Date of signing:

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Attachment：

Gold Product Acceptance Confirmation

To:

We have received the gold products delivered by you according to the “No.”, the color of which is: , the total amount of kilograms (capitalized: kilograms).

We have counted and inspected the above gold products delivered by your company, and their varieties, colors, specifications, quantities, packaging, etc. are in full compliance with the agreement.

The aforesaid gold products were delivered to us by your company on , .

We hereby confirm.
Company (official stamp):

Legal representative (signature and stamp):

Handler:
Date:

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